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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to Best Buy Co., Inc.'s 2003 Employee Stock Purchase Plan of our report dated April 1, 2003, with respect to the consolidated financial statements of Best Buy Co., Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 1, 2003 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
August 14, 2003

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Consent of Independent Auditors